CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-4 (Nos. 333-85183 and 811-09547) (the “Registration Statement”) of our report dated April 30, 2021 relating to the financial statements of Farmers New World Life Insurance Company and consent to the use in the Registration Statement of our report dated April 30, 2021 relating to the financial statements of each of the subaccounts of Farmers Annuity Separate Account A indicated in our report. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

April 30, 2021